Exhibit 99.1

Former Riot Games Technology Executive Michael Root Elected to HyreCar Board of Directors

LOS ANGELES – June 27, 2019 – The stockholders of HyreCar Inc. (NASDAQ: HYRE), the carsharing marketplace for ridesharing, have elected Michael Root to the board of directors, effective June 25, 2019.

Michael Root, a seasoned technology executive and software thought leader, who brings three decades of technology experience, having built massively scalable cloud based solutions for companies like Riot Games (League of Legends), will replace HyreCar’s co-founder Abhishek Arora on the board of directors.

Mr. Root served as Technical Director for Riot Games, an industry-leading developer and publisher of video games globally, where he spearheaded several development teams in firm-critical software projects. Mr. Root currently serves as Partner and CTO of EB-5 Equity Development Partners, a commercial real estate and asset management firm that specializes in equity investments for EB-5 investors and was previously CTO of DogVacay, where he expanded the technical team prior to its acquisition by Rover.    Over the course of his career, Mr. Root has applied his technical expertise across a variety of sectors for leading companies such as Xerox Corporation, Coldwell Banker, Aramark and Fox Interactive Media.

Mr. Arora will also be stepping down from his role as Chief Technology Officer to pursue new ventures. Ken Grimes, VP of Engineering, will be responsible for all technology initiatives for Hyrecar reporting directly to COO, Henry Park.

“HyreCar delivers a clear, highly scalable software-enabled solution to the capacity problems facing the ridesharing market today and continues to see significant adoption by both individuals and automotive dealerships,” said Michael Root. “I look forward to working closely with the entire board of directors to guide the company through these critical stages of growth.”

“Michael’s broad spectrum technology leadership and passion makes him an ideal addition to our board of directors,” said Joe Furnari, Chief Executive Officer of HyreCar. “We will look to him for input and guidance as we scale our proprietary ridesharing solution and rapid path towards profitability. His abilities  for executing technology-driven business goals at a massive scale, combined with the experience of our tenured executive team and board of directors, positions us to realize our mission to become the leader in automotive asset sharing.”

About HyreCar

HyreCar Inc. (NASDAQ: HYRE) is a nationwide leader operating a carsharing marketplace for ridesharing in all 50 states and Washington D.C. via its proprietary technology platform. The Company has established a leading presence in Mobility as a Service (MaaS) through individual vehicle owners, dealers and OEM’s, who have been disrupted by automotive asset sharing. By providing a unique opportunity through its safe, secure, and reliable marketplace, HyreCar is transforming the industry by empowering all to profit from Mobility as a Service. For more information please visit www.hyrecar.com.

Forward-Looking Statements

Statements in this release concerning HyreCar Inc.’s (“HyreCar” or the “Company”) future expectations and plans, including, without limitation, HyreCar’s future earnings, partnerships and technology solutions, its ability to add and maintain additional car listings on its platform from car dealers, and consumer demand for cars to be used for ridesharing, may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these forward-looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. HyreCar may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled “Risk Factors” in HyreCar’s most recent Annual Report on Form 10-K and HyreCar’s other filings made with the U. S. Securities and Exchange Commission. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as HyreCar’s current plans, estimates, and beliefs. Investors should not place undue reliance on forward-looking statements. HyreCar cannot guarantee future results, events, levels of activity, performance or achievements. HyreCar does not undertake, and specifically declines, any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Investor Relations:

Ted Haberfield

President, MZ Group – MZ North America

HYRE@mzgroup.us